                                                                   EXHIBIT 10.2

                                                               SONERA AGREEMENT
                                                                 EXECUTION COPY

                       VOICESTREAM STOCKHOLDERS AGREEMENT

                  This VoiceStream Stockholders Agreement (this "Agreement") dated as of August 26, 2000 among Powertel, Inc., a Delaware corporation ("Powertel"), each of the stockholders of VoiceStream listed on the signature page hereto (each, a "Stockholder" ), and VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream") solely for purposes of Section 6.

                  WHEREAS, simultaneously with the execution of this Agreement, VoiceStream and Powertel are entering into an Agreement and Plan of Merger (the "Powertel Merger Agreement"), dated as of the date hereof, providing, among other things, for the merger of a subsidiary of VoiceStream with and into Powertel (the "Merger");

                  WHEREAS, Powertel has agreed to enter into the Powertel Merger Agreement only if the VoiceStream Principal Stockholders enter into a VoiceStream Voting Agreement, including this Agreement;

                  WHEREAS, in the Powertel Merger Agreement VoiceStream has agreed, subject to the conditions set forth therein, to acquire all of the shares of Powertel Common Stock (as defined below);

                  NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.       Certain Definitions.

                  This Agreement is one of the VoiceStream Voting Agreements referenced in the recitals to the Powertel Merger Agreement. For the purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Powertel Merger Agreement.

                  For the purposes of this Agreement, the words "beneficially owned" or "beneficial ownership" shall include, with respect to any securities, the beneficial ownership by a Stockholder and by any direct or indirect Subsidiary of a Stockholder.

                  "Transfer" means, with respect to any security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or other disposition of such security or the record or beneficial ownership thereof, the offer to make such a sale, transfer or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

                  2. Representations; Warranties and Covenants of Each Stockholder. Each Stockholder hereby represents and warrants, severally and not jointly, to Powertel, solely with respect to itself, as follows:

                  (a) Title. As of the date hereof, such Stockholder is the sole record or beneficial owner of the number of shares of VoiceStream Common Stock or VoiceStream preferred stock, as the case may be, set forth opposite such Stockholder's name on Exhibit A attached hereto (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with record or beneficial ownership of any shares of VoiceStream Common Stock or other voting capital stock of VoiceStream acquired after the date hereof, whether upon the exercise of warrants or options, conversion of VoiceStream preferred stock or any convertible securities or otherwise, such Stockholder's "Shares"), and/or the number of warrants, options or other rights to acquire or receive such VoiceStream Common Stock or VoiceStream preferred stock, as the case may be, set forth opposite such Stockholder's name on Exhibit A attached hereto (with respect to each Stockholder, such Stockholder's "Existing Rights" and, together with record or beneficial ownership of any warrants, options or other rights to acquire or receive such shares of VoiceStream Common Stock or other voting capital stock of VoiceStream acquired after the date hereof, such Stockholder's "Rights"). Such Stockholder is the lawful owner of the Existing Shares and Existing Rights, free and clear of all liens, claims, charges, security interests or other encumbrances, except as disclosed on Exhibit A. As of the date hereof, the Existing Shares constitute all of the capital stock of VoiceStream owned of record or beneficially by such Stockholder (excluding the Existing Rights) and such Stockholder does not own of record or beneficially, or have the right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of VoiceStream Common Stock or VoiceStream preferred stock or any other securities convertible into or exchangeable or exercisable for shares of VoiceStream Common Stock, except pursuant to the Existing Rights.

                  (b) Right to Vote. Except as disclosed on Exhibit A, such Stockholder has, and (subject to the provisions of Section 3(a)) will have at the VoiceStream Stockholders' Meeting, with respect to all of such Stockholder's Shares listed on Exhibit A and acquired subsequent to the date hereof and prior to the record date for the VoiceStream Stockholders' Meeting, sole voting power, sole power of disposition or sole power to issue instructions with respect to the matters set forth in Section 4 hereof and to fulfill its obligations under such Section and shall not take any action or grant any person any proxy (revocable or irrevocable) or power-of-attorney with respect to any Shares or Rights inconsistent with his or its obligations as provided by Section 4 and Section 5 hereof. Each Stockholder hereby revokes any and all proxies with respect to such Stockholder's Existing Shares to the extent they are inconsistent with the Stockholders' obligations under this Agreement.

                  (c) Authority. Such Stockholder has full legal power, authority, legal capacity and right to execute and deliver, and to perform its or his obligations under, this Agreement. No proceedings or actions on the part of such Stockholder other than those already taken are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  (d) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, federal law or regulation to which such Stockholder is a party or by which such Stockholder (or any of its assets) is bound.

                  (e) Powertel's Reliance. Such Stockholder understands and acknowledges that Powertel is entering into the Powertel Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

                  3.       Restriction on Transfer; Other Restrictions.

                  (a) From the date hereof until the later of January 1, 2001 and the date of the VoiceStream Stockholders' Meeting, each Stockholder agrees not to Transfer any Shares or Rights owned of record or beneficially by such Stockholder, except as otherwise permitted by this Section 3 or pursuant to the Powertel Merger Agreement or the DT Merger Agreement, Transfers to any Affiliate of the Stockholder who agrees in writing to be bound by the terms of this Agreement or Transfers which occur by operation of law if the transferee remains, or agrees in writing to remain, bound by the terms of this Agreement, other than, in each case, with Powertel's prior written consent, provided, however, that this Section 3(a) shall cease to be of any force or effect immediately upon termination of the Powertel Merger Agreement.

                  (b) Each Stockholder agrees that if at any time during the period beginning on the later of January 1, 2001 and the date of the VoiceStream Stockholders' Meeting and continuing until the first to occur of
(1) the Effective Time and (2) the termination of the Powertel Merger Agreement, the Stockholders propose to Transfer, or exercise or propose to exercise registration rights with respect to, more than 25% of the Stockholders' Shares (individually or in the aggregate with other Transfers made during such period), such Stockholder will notify the Powertel stockholders listed on Exhibit B attached hereto ("the "Powertel Stockholders") in writing at the addresses set forth on Exhibit B at least three Business Days in advance of such proposed Transfer or exercise of rights, whichever is first to occur, and shall waive any right of such Stockholder to preclude or delay the filing of a registration statement or a Transfer by the Powertel Stockholders with respect to Powertel Stock up to the amounts permitted under
Section 3.3 of such Powertel Stockholders' Powertel Stockholders Agreements with VoiceStream (as such amounts may be increased by the provisions of such Section 3.3).

                  (c) Each Stockholder agrees that if at any time during the period beginning on the Effective Time through and including the six (6) month anniversary of the Effective Time, the Stockholders propose to Transfer, or exercise or propose to exercise registration rights with respect to more than such number of Shares that the Stockholders are permitted to Transfer under Rule 144 promulgated under the Securities Act, including the volume restriction contained therein (individually or in the aggregate with other Transfers made during such period), such Stockholder will notify the Powertel Stockholders in writing at least three Business Days in advance of such proposed Transfer or exercise of rights, whichever is first to occur, and, at the Stockholders' option, either (i) allow each Powertel Stockholder to include a proportionate percentage (i.e., a percentage equivalent to the ratio of the total number of Shares offered for sale by the Stockholders to the total number of Shares beneficially owned by the Stockholders) of the total number of shares of VoiceStream Common Stock beneficially owned by such Powertel Stockholder in any registration statement requested to be filed by the Stockholders or (ii) shall waive any right that such Stockholder may have to preclude or delay the filing of a registration statement by any of the Powertel Stockholders covering a number of shares up to that permitted under Section 3.4 of such Powertel Stockholders' Powertel Stockholders Agreements with VoiceStream (as such number may be increased by the provisions of Section 3.4).

                  4. Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted or provide a consent with respect to, all Shares that he, she or it owns of record or beneficially as of the record date for the VoiceStream Stockholders' Meeting at the VoiceStream Stockholders' Meeting and at any other annual or special meeting of stockholders of VoiceStream or action by written consent where such matters arise in favor of the Powertel Merger Agreement and, if required, the other transactions referenced in the Powertel Merger Agreement, and against the liquidation or winding up of VoiceStream.

                  5. Delivery of Proxy. In furtherance of the agreements contained in Section 4 hereof, each Stockholder hereby agrees (a) to complete and send the proxy card received by such Stockholder with the Joint Proxy Statement, so that such proxy card is received by VoiceStream, as prescribed by the Joint Proxy Statement, not later than the fifth Business Day preceding the day of the VoiceStream Stockholders Meeting, (b) to vote, by completing such proxy card but not otherwise, all the Shares he, she or it owns of record or beneficially as of the record date for the VoiceStream Stockholder' Meeting (i) in favor of the Powertel Merger Agreement and, if required, the other transactions referenced in the Powertel Merger Agreement and (ii) if the opportunity to do so is presented to such Stockholder on the proxy card, against the liquidation or winding up of VoiceStream and (c) not to revoke any such proxy.

                  6. Amendment of Existing Voting Agreements. The Stockholders and certain other stockholders of VoiceStream are parties to a Voting Agreement dated February 25, 2000 (as amended May 4, 2000), and a certain First Amended and Restated Voting Agreement dated July 23, 2000 which will take effect in accordance with its terms (collectively the "Existing Voting Agreements") pursuant to which they have agreed to vote all shares of VoiceStream Common Stock and VoiceStream preferred stock beneficially owned by each of them at the time of such vote in the election of directors in accordance with the procedures and provisions set forth in such agreements. On or before the Effective Time, provided that the Stockholders are still subject to the Existing Voting Agreements, VoiceStream and the Stockholders agree to execute and deliver, and VoiceStream agrees that it will make commercially reasonable efforts to cause the other parties to the Existing Voting Agreements to execute and deliver, an amendment to the Existing Voting Agreements (the "Amended Voting Agreement") on terms mutually satisfactory to VoiceStream, the Stockholders, the Powertel Principal Stockholders (who will become parties to the Amended Voting Agreement), and the other parties who are presently parties to the Existing Voting Agreements, providing for: (i) the nomination of one representative of the Powertel stockholders to the VoiceStream Board of Directors who shall be initially designated by the Powertel Board of Directors and who shall also be reasonably satisfactory to VoiceStream; (ii) the creation of a vacancy on the VoiceStream Board of Directors (and the approval of any Bylaw amendments or other actions required to do so); (iii) the appointment of such nominee (and any successor nominee) to a newly created vacancy on the VoiceStream Board of Directors; and (iv) an agreement to vote all shares of VoiceStream Common Stock and other voting securities of VoiceStream (and all securities received in exchange, replacement or substitution therefore, or as a dividend or result of a stock split with respect thereto) owned of record or beneficially by the Stockholders at the time of such vote for such nominee (and any successor nominee) at the first two annual meetings after the Effective Time. If VoiceStream and the Stockholders are unable to cause the execution of an Amended Voting Agreement, they shall execute a separate voting agreement with the Powertel Principal Stockholders and such other VoiceStream stockholders who agree to enter into such separate voting agreement on terms and conditions substantially similar to the Existing Voting Agreements making the same additional provisions as set forth in the preceding sentence. Prior to the Effective Time, the Powertel Board of Directors may make such provisions as it deems appropriate for successor nominees each of which shall be reasonably satisfactory to VoiceStream. After the Effective Time, any nominee or successor nominee shall be selected by mutual agreement of ITC Holding Company, Inc., a Delaware corporation ("ITCORP") and SCANA Communications Holdings, Inc., a Delaware corporation ("SCORP") or, if no such agreement can be reached, by whichever of ITCORP and SCORP beneficially owns the larger number of shares of VoiceStream Common Stock and VoiceStream preferred stock (on an as-if-converted basis).

                  7. Additional Shares and Additional Rights. If, after the date hereof, a Stockholder acquires record or beneficial ownership of any additional shares of capital stock of VoiceStream (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock of VoiceStream, through the conversion of the VoiceStream preferred stock or through any stock dividend or stock split (any such options, warrants or rights, "Additional Rights"), the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares and Additional Rights from and after the date of acquisition thereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by any Stockholder of record or beneficial ownership of such Additional Shares or Additional Rights.

                  8.       Miscellaneous.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

                  (b) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (c) Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

                  (d) Execution in Counterparts. This Agreement may be executed in counterparts transmitted and delivered by facsimile each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

                  (e) Specific Performance. Each Stockholder agrees with Powertel as to himself or itself that if for any reason such Stockholder fails to perform any of his or its agreements or obligations under this Agreement, irreparable harm or injury to Powertel would be caused as to which money damages would not be an adequate remedy. Accordingly, each Stockholder agrees that, in seeking to enforce this Agreement against such Stockholder, Powertel shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 8(e) are without prejudice to any other rights or remedies, whether at law or in equity, that Powertel may have against such Stockholder for any failure to perform any of its agreements or obligations under this Agreement.

                  (f)      Amendments; Termination.

                           (i) This Agreement, including this Section 8(f), may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                           (ii) The provisions of this Agreement (other than Sections 3, 4 and 6) shall terminate upon the earliest to occur of (A) the consummation of the Merger, (B) the date that is two (2) years after the date hereof, and (C) the termination of the Merger Agreement. The provisions of Sections 3(a), 3(b) and 4 of this Agreement shall terminate when the applicable time periods set forth in Section 3 lapse, and the provisions of Section 3(c) shall terminate on the earlier of the six (6) month anniversary of the Effective Time or upon the termination of the Powertel Merger Agreement. The provisions of Section 6 shall terminate upon earlier of the execution and delivery of a new or amended voting agreement or the termination of the Powertel Merger Agreement.

                  (g)      Governing Law; Submission and Jurisdiction.

                           (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

                           (ii) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined only in the United States District Court for the State of Delaware or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the courts of the State of Delaware. Each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8(g)(ii) or that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and
         (B) to the fullest extent permitted by the applicable law, that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper and (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in
         Section 8(i) shall be deemed effective service of process on such party.

                  (h) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Stockholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Stockholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

                  (i) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

                           (i) if to a Stockholder, at such Stockholder's address appearing on Exhibit A hereto or at any other address that such Stockholder may have provided in writing to Powertel and the other Stockholders, with a copy to:

                                    Preston Gates & Ellis LLP
                                    701 Fifth Avenue, Suite 5000
                                    Seattle, WA  98104
                                    Attn: Richard B. Dodd, Esq.
                                    Telecopy No: 206-623-7022

                           And a copy to:

                                    Friedman, Kaplan & Seiler LLP
                                    875 Third Avenue
                                    New York, New York  10022
                                    Attention: Barry A. Adelman
                                    Facsimile: 212-355-6401


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

                           (ii)     if to Powertel:

                                    Powertel, Inc.
                                    1239 O.G. Skinner Drive
                                    West Point, GA  31833
                                    Attention:  Chairman of the Board
                                    Facsimile:  706-645-9563

                           with a copy to:

                                    Morris Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, NE
                                    Atlanta, Georgia  30326
                                    Attention: James Walker IV
                                    Facsimile: 404-365-9532

                  (j) Waiver of Immunity. Stockholder agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from setoff or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Stockholder agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. ss. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against Stockholder with respect to this Agreement.

                  (k) Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the parties hereto and no person other than such parties, and their respective successors and permitted assigns to the extent expressly provided herein, may exercise any right or enforce any obligation hereunder; provided, however, that the Powertel Stockholders shall be deemed to be third party beneficiaries of this Agreement solely with respect to the notification provisions contained in Sections 3(b) and 3(c) hereof.


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



                  STOCKHOLDERS SIGNATURE PAGE  -  SONERA



                  IN WITNESS WHEREOF, the parties hereto have executed this VoiceStream Stockholders Agreement as of this 26th day of August, 2000.

                                              VOICESTREAM WIRELESS CORPORATION


                                              By: /s/ Cregg Baumbaugh
                                                  -----------------------------
                                                  Name:  Cregg Baumbaugh
                                                  Title: Executive Vice
                                                         President --
                                                         Finance, Strategy
                                                           and Development


                                              POWERTEL, INC.


                                              By: /s/ Allen E. Smith
                                                  -----------------------------
                                                  Name:  Allen E. Smith
                                                  Title: President and
                                                         Chief Executive
                                                         Officer


                                              SONERA CORPORATION


                                              By: /s/ Olli T. Tuohimaa
                                                  -----------------------------
                                                  Name:  Olli T. Tuohimaa
                                                  Title: General Counsel of
                                                         Sonera Corp. U.S.,
                                                         Attorney-in-Fact


                                              SONERA HOLDING B.V.


                                              By: /s/ Olli T. Tuohimaa
                                                  -----------------------------
                                                  Name:  Olli T. Tuohimaa
                                                  Title: General Counsel of
                                                         Sonera Corp. U.S.,
                                                         Attorney-in-Fact

                                                                      EXHIBIT A


Stockholder Name and Address                   Number of Existing Shares
----------------------------                   -------------------------
Sonera Corporation                                10,203,843
P.O. Box 106
FIN-00051-SONERA
Teollisuuskatu 15, Helsinki
Attn: Kaj-Erik Relander,
Deputy Chief Executive Officer
Facsimile: 011 358 2040 3770

Sonera Holding, B.V.                              8,771,930
c/o Sonera Corporation
P.O. Box 106
FIN-00051-SONERA
Teollisuuskatu 15, Helsinki
Attn: Kaj-Erik Relander,
Deputy Chief Executive Officer
Facsimile: 011 358 2040 3770

Total                                             18,975,773
                                                  ----------

The Shares listed above are subject to a Stockholders Agreement executed among the Stockholders and Deutsche Telekom AG, dated as of July 23, 2000, and an Investor Agreement among Sonera Ltd. and VoiceStream Wireless Corporation, dated as of September 17, 1999.

                                                                      EXHIBIT B

                             POWERTEL STOCKHOLDERS


----------------------------------------------------------------------------------------------------
ITC Holding Corporation, Inc.              614 West Bay Street
ITC Service Company                        Tampa, FL  33606-2704
ITC Wireless, Inc.
3300 20th Avenue                           ABOVE ADDRESS FOR THE FOLLOWING STOCKHOLDERS:
Valley, AL  36854
                                           Donald W. Burton
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Sonera Holding, B.V.                       The Burton Partnership, L.P., Donald W. Burton, General
c/o Sonera Corporation                     Partner
P.O. Box 106
FIN-00051-SONERA                           The Burton Partnership (QP), L.P., Donald W. Burton,
Teollisuuskatu 15, Helsinki                General Partner
Attn: Kaj-Erik Relander,
Deputy Chief Executive Officer
Facsimile: 011 358 2040 3770
----------------------------------------------------------------------------------------------------
Sonera Corporation                         South Atlantic Venture Fund II, L.P., South Atlantic
P.O. Box 106                               Venture Partners II, L.P., general partner, of which
FIN-00051-SONERA                           Mr. Burton is managing general partner
Teollisuuskatu 15, Helsinki
Attn: Kaj-Erik Relander,                   South Atlantic Venture Fund III, L.P.; South Atlantic
Deputy Chief Executive Officer             Partners III, L.P., sole general partner, of which Mr.
Facsimile: 011 358 2040 3770               Burton is chairman
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                           South Atlantic Private Equity Fund IV, L.P.; South
SCANA Communications Holdings, Inc.        Atlantic Private Equity  Partners IV, sole general
Delaware Avenue, Suite 510                 partner, of which Mr. Burton is chairman
Wilmington, DE 19801-1622
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
American Water Works Company                South Atlantic Private Equity Fund IV (QP) L.P.;
South PO Box 1770                           Atlantic Private Equity Partners IV, Inc., sole general
Voorhees, NJ 08043                          partner, of which Mr. Burton is chairman
----------------------------------------------------------------------------------------------------